Third Quarter 2010 Earnings Conference Call

Thursday, November 4, 2010

Market-Leading Global Businesses

The world's largest fully-integrated independent provider of global claims management solutions.

International Operations

Serves the global insurance industry and multi-national corporations

Broadspire

Serves large national accounts, carriers and self-insured entities

U.S. Property & Casualty

Serves the U.S. insurance company market

Legal Settlement Administration

Provides administration for class action settlements and bankruptcy matters

Crawford®

BROADSPIRE® a Crawford Company

GCG People. Power. Performance.

Crawford®

Forward-looking Statements and Segment Operating Earnings

Forward Looking Statements:
This presentation contains forward-looking statements, including statements about the future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not statements of historical fact may be "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company's present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. Results for any interim period presented herein are not necessarily indicative of results to be expected for the full year or for any other future period. For further information regarding Crawford & Company, and the risks and uncertainties involved in forward-looking statements, please read Crawford & Company's reports filed with the United States Securities and Exchange Commission and available at www.sec.gov or in the Investor Relations section of Crawford & Company's website at www.crawfordandcompany.com.

Segment Operating Earnings:
Under the Financial Accounting Standards Board's Accounting Standards Codification Topic 280, "Segment Reporting," the Company has defined segment operating earnings as the primary measure used by the Company to evaluate the results of each of its four operating segments. Segment operating earnings exclude income taxes, interest expense, amortization of customer-relationship intangible assets, stock option expense, earnings or loss attributable to non-controlling interests, certain unallocated coporate and shared costs, and certain other nonrecurring gains and expenses.

Non-GAAP Financial Information:
For additional information about certain non-GAAP financial information presented herein, see the Appendix following this presentation.

Crawford

Today's Agenda

Welcome and opening comments

Highlights of 2010 third quarter

- Industry and economic context
- Business performance

Business segment operating results

2010 focus and guidance

Insurance Claims Administration Industry Overview


Crawford Claims (000s)
Company Claims (ex. Legal Settlement Admin.)

Crawford's claim performance is expected to improve in 2010.

- According to IPA, as of July 2010, claims adjusting employment was down 15.6% industrywide since the recession began, which is more than twice the 7.2% drop in overall U.S. employment.

- IPA also expects that the P&C industry will see premium growth in 2010 for the first time since 2006, which they expect will accelerate in 2011 and 2012.

- As recovery occurs, we believe there will be a shortage of claims adjusting capacity which offers significant opportunity for Crawford & Company.


U.S. Unemployment Rate
Source: NCCI and industry estimates
2008
2009
2010


U.S. CAT Incurred Value ($ billions)
2004
2005
2006
2007
2008
2009
Q3 2010

2010 Third Quarter

- Revenue reflected strong performance in Legal Settlement Administration and organic growth in International Operations
- Consolidated claims count is at its highest level since the third quarter of 2008
- SG&A reductions due to administrative cost control and positive self-insurance results
- On a non-GAAP basis, before goodwill impairment charges in the third quarter of 2009, adjusted diluted earnings per share were $0.24 for the third quarter of 2010, compared with adjusted earnings per share of $0.14 in the 2009 third quarter



$ in millions
300
250
200
150
100
50
0
$254.5
$245.8
3Q 2010
3Q 2009
Revenue



$ in millions
16
14
12
10
8
6
4
2
0
$13.0
$7.4
3Q 2010
3Q 2009
Net Income Attributable to Crawford & Company before goodwill impairment charge in 3Q 2009

Crawford

Third Quarter 2010 and Y-T-D GAAP EPS to Adjusted Non-GAAP EPS

	Third Quarter			Year-To-Date	
	2010	2009		2010	2009
Reported GAAP earnings (loss) per share	$ 0.24	$ (0.76)		$ 0.25	$ (2.41)
Add:					
Goodwill impairment charge	-	0.90		0.13	2.71
Restructuring charge	-	-		0.06	0.02
Impact of anti-dilutive shares	-	-		-	0.01
Adjusted diluted earnings per share on a non-GAAP basis	$ 0.24	$ 0.14		$ 0.44	$ 0.33

Crawford

Third Quarter 2010
Financial Review

Third Quarter 2010 Financials

CRAWFORD & COMPANY

Income Statement Highlights

Unaudited

(In Thousands, Except Earnings Per Share Amounts and Percentages)

Quarter Ended September 30	2010	2009	% Change
Revenues:			
Revenues Before Reimbursements	$254,523	$245,752	4%
Costs of Services	185,172	179,405	3%
Selling, General, and Administrative Expenses	50,152	53,835	-7%
Corporate Interest Expense, Net	3,923	3,126	25%
Goodwill Impairment Charge	-	46,945	nm
Total Costs and Expenses before Reimbursements	239,247	283,311	-16%
Income (Loss) Before Income Taxes	15,276	(37,559)	-141%
Provision for Income Taxes	2,180	1,841	18%
Net Income (Loss)	13,096	(39,400)	-133%
Less: Net Income Attributable to Noncontrolling Interests	106	110	-4%
Income (Loss) Attributable to Crawford & Company	$12,990	($39,510)	-133%
Basic Earnings (Loss) Per Share	$0.25	($0.76)	-133%
Diluted Earnings (Loss) Per Share	$0.24	($0.76)	-132%

nm=not meaningful

Third Quarter 2009 to 2010 Bridge

In millions, except per share amounts	Revenues before Reimbursements	Net Income (Loss) Attributable to Crawford & Company	EPS
Third quarter 2009 results	$ 245.8	($39.5)	($0.76)
(Less)/Add:			
Foreign currency impact in 2010	(0.3)	0.1	-
Decrease in pension expense in 2010	-	0.3	0.01
Goodwill impairment charges in 2009	-	46.9	0.90
All other changes	9.0	5.2	0.09
Third quarter 2010 results	$ 254.5	$13.0	$0.24

Crawford

Third Quarter 2010 Financials

Summary Results, International Operations

For the quarters ended September 30, 2010 and 2009

In thousands, except percentages

Unaudited

	*Pro Forma 2010**	2010**	2009	2010/2009 % Change
Revenues	*$ 106,016*	$105,689	$101,517	4.1%
Total Operating Expenses	*98,422*	97,878	94,055	4.1%
Operating Earnings	*$ 7,594*	$ 7,811	$ 7,462	4.7%
Operating Margin	*7.2%*	7.4%	7.4%	



$ in millions
110
100
90
80
70
60
$105.7
$101.5
3Q 2010
3Q 2009
Revenue



$ in millions
8.0
6.0
4.0
2.0
0.0
$7.8
$7.5
3Q 2010
3Q 2009
Operating Earnings

- √ ***Revenue grew 4.4% on a constant dollar basis***
- √ ***Operating earnings improved slightly on a constant dollar basis***

*At 2009 average FX rates
**At 2010 average FX rates

Crawford

Third Quarter 2010 Financials

Summary Results, U.S. Property & Casualty

For the quarters ended September 30, 2010 and 2009

In thousands, except percentages

Unaudited

	2010	2009	% Change
Revenues	$ 48,709	$ 52,461	-7.2%
Total Operating Expenses	45,112	47,693	-5.4%
Operating Earnings	$ 3,597	$ 4,768	-24.6%
Operating Margin	7.4%	9.1%	

- √ *Overall revenue declined due to lower claims volumes industrywide and mild weather*
- √ *Catastrophe revenue in 2010 was $2.2 million below third quarter 2009*



$ in millions
60
50
40
30
20
10
0
$48.7
$52.5
3Q 2010
3Q 2009
Revenue



$ in millions
6.0
4.0
2.0
0.0
$3.6
$4.8
3Q 2010
3Q 2009
Operating Earnings

U.S. Catastrophe (CAT) Activity

U.S. Catastrophe

- CAT revenue of $4.1 million in third quarter of 2010 compared to $6.3 million in 2009 period
- Industry claims activity in terms of catastrophic events has been relatively quiet in the U.S. over the past nine months


Revenues
$ in millions
$8
$7
$6
$5
$4
$3
$2
$1
$0
$4.1
$6.3
3Q 2010
3Q 2009


Crawford Cases
In 000s
9
8
7
6
5
4
3
2
1
0
4.8
8.7
3Q 2010
3Q 2009

Third Quarter 2010 Financials

Summary Results, Broadspire

For the quarters ended September 30, 2010 and 2009

In thousands, except percentages

Unaudited

	2010	2009	% Change
Revenues	$ 61,683	$ 70,430	-12.4%
Total Operating Expenses	62,342	71,601	-12.9%
Operating Loss	$ (659)	$ (1,171)	-43.7%
Operating Margin	-1.1%	-1.7%	



$ in millions
80
75
70
65
60
55
50
45
40
$61.7
$70.4
3Q 2010
3Q 2009
Revenue



$ in millions
1
0.5
0
-0.5
-1
-1.5
-2
($0.7)
($1.2)
3Q 2010
3Q 2009
Operating Loss

- √ ***Revenues declined due to lower workers' compensation claim referrals and non-renewal of significant contract in 2009***
- √ ***Ongoing cost control activities***

Crawford

Third Quarter 2010 Financials

Summary Results, Legal Settlement Administration

For the quarters ended September 30, 2010 and 2009

In thousands, except percentages

Unaudited

	2010	2009	% Change
Revenues	$ 38,442	$ 21,344	80.1%
Total Operating Expenses	27,474	17,247	59.3%
Operating Earnings	$ 10,968	$ 4,097	167.7%
Operating Margin	28.5%	19.2%	

- √ ***Revenue and operating earnings increase reflects benefit of significant special project which started during the 2010 third quarter***
- √ ***Record backlog of $75.0 million versus $55.4 million in 2009***


$ in millions
40.0
35.0
30.0
25.0
20.0
15.0
10.0
$38.4
$21.3
3Q 2010
3Q 2009
Revenue


$ in millions
12.0
10.0
8.0
6.0
4.0
2.0
0.0
$11.0
$4.1
3Q 2010
3Q 2009
Operating Earnings

Third Quarter 2010 Financials

Crawford & Company
Balance Sheet Highlights

As of September 30, 2010 and December 31, 2009
(In Thousands)

	September 30, 2010	December 31, 2009	Change
Cash and cash equivalents	$42,193	$70,354	($28,161)
Accounts receivable, net	169,428	139,215	30,213
Unbilled revenues, net	116,683	93,796	22,887
Total receivables	286,111	233,011	53,100
Goodwill	122,590	123,169	(579)
Deferred revenues, net	79,244	82,657	(3,413)
Pension liabilities	189,008	212,507	(23,499)
Current portion of long-term debt, capital leases and short-term borrowings	33,487	8,221	25,266
Long-term debt, less current portion	171,638	173,061	(1,423)
Total debt	205,125	181,282	23,843
Total stockholders' equity attributable to Crawford & Company*	74,408	56,682	17,726
Net debt**	162,932	110,928	52,004
Total debt / capitalization	73%	76%	

*Reflects retroactive adoption of ASC 810-10, "Consolidation."

**Net debt is defined by the Company as long-term debt, capital leases and short-term borrowings, net of cash and cash equivalents.

Crawford

Third Quarter 2010 Financials

Crawford & Company
Free Cash Flow

For the nine-month periods ended September 30, 2010 and 2009

(In Thousands)

	September 30, 2010	September 30, 2009	Variance
Net Income (Loss) Attributable to Crawford & Company	**$13,517**	($124,552)	$138,069
Plus: Non-Cash Goodwill Impairment Charge	**7,303**	140,945	(133,642)
Plus: Depreciation and Other Non-Cash Operating Items	**26,028**	26,550	(522)
Less: Unbilled and Billed Receivables Change	**(55,160)**	4,731	(59,891)
Less: Other Working Capital Changes	**3,402**	(30,183)	33,585
Less: U.S. Pension Contributions	**(20,200)**	(7,700)	(12,500)
Operating Cash Flow	**(25,110)**	9,791	(34,901)
Less: Property & Equipment Purchases	**(8,003)**	(6,418)	(1,585)
Less: Capitalized Software (internal and external costs)	**(10,671)**	(10,775)	104
Less: Additional Purchase Price Consideration for BMSI	**(7,303)**	-	(7,303)
Less: Mandatory Principal Payments	**(7,450)**	(1,575)	(5,875)
Free Cash Flow	**($58,537)**	($8,977)	($49,560)

Crawford

Operational Review

International Operations

- Grow revenue and market share
  - Continued success new client acquisition
  - Broadspire's international expansion
  - Collaborative relationships developed
- U.K. and Australia
  - Two surge events in U.K., one in Australia
  - Executing work in progress reduction plan
  - Australia: Claims Adjuster of the year
- Canada
  - Claim volume improving
  - Ongoing cost management


Revenues by geographic region (in millions)
30
20
10
0


International claims referred (in 000s)
160
150
140
130
120
110
157.6
154.0
152.1
136.8
142.0
3Q 2010
2Q 2010
1Q 2010
4Q 2009
3Q 2009

U.S. Property & Casualty

- Grow market share
  - Expand Global Technical Services
  - Grow Business Process Outsourcing
  - Leverage investments in Contractor Connection (claims up 32% YTD)
  - Expansion of networks in vehicle services

- Technology
  - Command Center
  - Capitalize on CMS2 investment
  - Data management and analytics

- Claims
  - Sequential increase in Q3



Revenues by service line (in millions)
40
30
20
10
0
Claims Field
Technical Serv.
3Q 2010
3Q 2009



U.S. Property and Casualty Claims (in 000s)
115
110
105
100
95
90
85
80
75
108.3
105.3
114.1
103.3
113.8
3Q 2010
2Q 2010
1Q 2010
4Q 2009
3Q 2009

Crawford

Broadspire

- New business wins of $8 million annualized and higher retention rate of 96% in Q3
- Claims volume improved over Q2, an encouraging datapoint
- Cross-sell to existing customers
- Cost control initiatives are producing results


Revenues by service line (in millions)
40
30
20
10
0


Claims referred (in 000s)
65
60
55
50
45
40
35
30
60.1
51.4
51.0
53.2
56.7
3Q 2010
2Q 2010
1Q 2010
4Q 2009
3Q 2009

Crawford

Legal Settlement Administration

- Retained by Administrator to assist in the creation and management of the independent Gulf Coast Claims Facility (GCCF)
- Focus on expanding class action and bankruptcy market share
- Backlog at a record $75.0 million


Backlog (in millions)
80
70
60
50
40
30
20
$75.0
$55.4
3Q 2010
3Q 2009

2010 Focus: "Continuing to Deliver on Our Strategy"

- Attract new business and retain customers
  - Key account management/cross-selling through the "System"
  - Grow Business Process Outsourcing
  - Expansion of Global Technical Services (GTS)
  - Expansion of Broadspire internationally
- Support existing business operations with technology improvements
  - Improve processes to deliver operating efficiencies
  - Better analytics
- Disciplined management of SG&A
  - Continue cost control initiatives
- Improve financial performance
  - Revenues, Operating Earnings, EPS
  - DSO and operating cash flow

2010 Guidance

- Full Year 2010 Guidance revised upward:
  - Consolidated revenue before reimbursements between $980 million and $990 million
  - Consolidated operating earnings between $63.0 million and $66.0 million
  - Consolidated cash provided by operating activities between $25.0 and $30.0 million
  - After reflecting stock-based compensation expense, net corporate interest expense, customer-relationship intangible amortization expense, goodwill impairment and special charges, and income taxes, net income attributable to Crawford & Company on a GAAP basis between $23.0 million and $25.0 million, or $0.43 to $0.47 diluted earnings per share
  - Before reflecting the goodwill impairment charge of $0.13 per share, net income attributable to Crawford & Company on a non-GAAP basis between $30.0 million and $32.0 million, or $0.56 to $0.60 diluted earnings per share

Third Quarter 2010
Earnings Conference Call
Thursday, November 4, 2010

Reconciliation of Non-GAAP Items

Crawford & Company
(in $000's)

	September 30, 2010	December 31, 2009
Deferred Revenues, Net		
Deferred revenues, current	$ 51,227	$ 53,664
Deferred revenues, noncurrent	31,190	33,524
Total deferred revenues	82,417	87,188
Less:		
Receivable held in trust included in accounts receivable	1,661	1,660
Receivable held in trust included in other noncurrent assets	1,512	2,871
Deferred revenues, net	$ 79,244	$ 82,657

	September 30, 2010	December 31, 2009
Net Debt		
Short-term borrowings	$ 31,149	$ 32
Current installments of long-term debt and capital leases	2,338	8,189
Long-term debt and capital leases, less current installments	171,638	173,061
Total debt	205,125	181,282
Less:		
Cash and cash equivalents	42,193	70,354
Net debt	$ 162,932	$ 110,928

	Three Months Ended September 30, 2010	Three Months Ended September 30, 2009
Revenues Before Reimbursements		
Total Revenues	$ 278,110	$ 268,857
Reimbursements	(23,587)	(23,105)
Revenues Before Reimbursements	$ 254,523	$ 245,752
Costs of Services Before Reimbursements		
Total Costs of Services	$ 208,759	$ 202,510
Reimbursements	(23,587)	(23,105)
Costs of Services Before Reimbursements	$ 185,172	$ 179,405

Crawford

Reconciliation of Non-GAAP Items (cont.)

Crawford & Company
Reconciliation of Net Income and Earnings Per Share to
Non-GAAP Adjusted Net Income and Earnings Per Share
For the Three Months Ended September 30,

	2010					2009				
	Income Before Taxes	Tax Expense	Net Income	Net Income Attributable to Crawford & Company	Earnings Per Share	Income (Loss) Before Taxes	Tax Expense	Net Income (Loss)	Net Income (Loss) Attributable to Crawford & Company	Earnings (Loss) Per Share
As reported	$ 15,276	$ 2,180	$ 13,096	$ 12,990	$ 0.24	$ (37,559)	$ 1,841	$ (39,400)	$ (39,510)	$ (0.76)
Add:										
Goodwill impairment charge	-	-	-	-	-	46,945	-	46,945	46,945	0.90
Non-GAAP adjusted	$ 15,276	$ 2,180	$ 13,096	$ 12,990	$ 0.24	$ 9,386	$ 1,841	$ 7,545	$ 7,435	$ 0.14

Crawford & Company
Reconciliation of Net Income and Earnings Per Share to
Non-GAAP Adjusted Net Income and Earnings Per Share
For the Nine Months Ended September 30,

	2010					2009				
	Income Before Taxes	Tax Expense	Net Income	Net Income Attributable to Crawford & Company	Earnings Per Share	Income (Loss) Before Taxes	Tax Expense	Net Income (Loss)	Net Income (Loss) Attributable to Crawford & Company	Earnings (Loss) Per Share
As reported	$ 17,583	$ 3,938	$ 13,645	$ 13,517	$ 0.25	$ (119,700)	$ 4,576	$ (124,276)	$ (124,552)	$ (2.41)
Add:										
Goodwill impairment charge	7,303	462	6,841	6,841	0.13	140,945	-	140,945	140,945	2.71
Restructuring and other costs	4,650	1,783	2,867	2,867	0.06	1,815	690	1,125	1,125	0.02
Impact of anti-dilutive shares										0.01
Non-GAAP adjusted	$ 29,536	$ 6,183	$ 23,353	$ 23,225	$ 0.44	$ 23,060	$ 5,266	$ 17,794	$ 17,518	$ 0.33

Crawford